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                                                                    EXHIBIT 10.1

                                                                      LEARJET 45

                          AIRPLANE PURCHASE AGREEMENT

     This Agreement is made by and between Learjet Inc., a Delaware corporation with its principal offices in Wichita, Kansas ("Learjet"), and TRC REALTY CO. ("Buyer") and shall be effective as of the date of its acceptance by Learjet.

     In consideration of the mutual covenants made herein and subject to the following terms and conditions, Learjet agrees to sell and Buyer agrees to buy the new Learjet airplane (the "Airplane") described below.

                        SECTION I. AIRPLANE DESCRIPTION

     A. The Airplane is a new Learjet 45, Serial Number 119, more fully described in the Specification and Description dated 09-97 (the "Specification") attached hereto as Exhibit "A" and made a part hereof by reference, together with the avionics, other equipment, and interior and exterior installations and finishings ("Options") selected by Buyer.

     B. The Options are described and the price of the Options is set forth in the Optional Equipment Description & Pricing List dated 05-97 attached hereto Exhibit "F". Buyer agrees to specify the Options that are in addition to or different from those specified on Exhibit "C" to be installed on the Airplane on or before 180 days prior prior to the "Anticipated Delivery Date" (the "Option Date").

              SECTION II. PRICE AND PAYMENT AND DELIVERY SCHEDULE

     A. Subject to adjustments of any deleted options or additional options (as hereinafter defined) selected by Buyer after the date hereof, the purchase price of the Airplane shall be:

                                      Base Price            $7,200,000.00  U.S.
                                                            -------------
     B. Optional Equipment and Miscellaneous items:

     Exhibits "B" (Special Conditions); "C" (Aircraft Profile); "D" (Warranty Bill of Sale); "E" (Aircraft Acceptance Certificate) are attached hereto and
made a part of this Agreement.   TBD = To Be Determined _______________
          Total Optional Equipment and Miscellaneous Items:  $262,100.00  U.S.
                                                             ------------
     C. Total Purchase Price:                               $7,462,100.00 U.S.
                                                            -------------

     D. The Purchase Price shall be payable in U.S. Dollars as follows: See Exhibit "B" Item #2

     E. See Exhibit "B" Item #3

EXCEPT FOR THE EXPRESS TERMS OF THE LEARJET AIRPLANE WARRANTY POLICY SET FORTH IN THE SPECIFICATION, LEARJET MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. SUCH WRITTEN WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES OR LEARJET WITH RESPECT TO THE MANUFACTURE, SALE, LEASE, OPERATION OR USE OF THE AIRPLANE AND, EXCEPT AS SET FORTH THEREIN, LEARJET SHALL NOT BE LIABLE IN WARRANTY, NEGLIGENCE, OR STRICT LIABILITY FOR ANY DEFECTS, FAILURES OR MALFUNCTIONS IN PERFORMANCE, DESIGN, MANUFACTURE OR OTHERWISE, WHETHER PATENT OR LATENT. THE EXTENT OF LEARJET'S LIABILITY UNDER SUCH WARRANTY IS LIMITED TO THE REPAIR OR REPLACEMENT OR DEFECTS IN THE MANNER DESCRIBED IN SUCH WARRANTY, AND ALL OTHER REMEDIES AGAINST LEARJET FOR INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF THE MANUFACTURE, SALE, LEASE, OPERATION OR USE OF THE AIRPLANE ARE EXPRESSLY EXCLUDED.

     In the event the Buyer is a natural person or sole proprietorship then, notwithstanding anything herein to the contrary, the limits on warranties or on remedies for breach shall not apply to the extent (but only to the extant) such limitations are prohibited by New York Law.

     Buyer and Learjet agree that this transaction is governed solely by the terms and conditions set forth (1) above, (2) on the reverse side hereof, (3) in the exhibits referenced and incorporated herein, and (4) in all amendments hereto, all of which together constitute the complete agreement between Buyer and Learjet with respect to the Airplane. Buyer acknowledges that Buyer has read and understands the complete agreement, and that this Agreement shall be not binding upon Learjet until it has been executed by both an authorized officer of Learjet and an authorized representative of Learjet's Marketing Administration Department at the address set forth below.

BUYER HEREBY ACKNOWLEDGES AND AGREES THAT NONE OF LEARJET'S SALESMEN ARE AUTHORIZED TO WAIVE OR ALTER ANY TERM, PROVISION OR CONDITION OF THIS AGREEMENT, OR TO MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THIS AGREEMENT OR THE AIRPLANE.

BUYER                                      LEARJET
Name:  D. M. Smith                         One Learjet Way
     ---------------------------------     P.O. Box 7707
                          8-31-98          Wichita KS, 67277-7707

Address: One Pierce Place, Suite 100E
        ------------------------------
         Itasca, Illinois 60143-1246
--------------------------------------
                                           By:
                                              ---------------------------------
                                           Title: Vice President Sales N.D.
                                                 ------------------------------
By:      Donald N. Smith                   By: Linda Merse - Daly
   ----------------------------------         ---------------------------------
Title:   Chief Executive Officer           Title: Director - Contracts
      -------------------------------            ------------------------------
Date:    8/31/98                           Date:  9/3/98
      -------------------------------           -------------------------------


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                                                                      LEARJET 45

                          AIRPLANE PURCHASE AGREEMENT
                              SECTION IV. DELIVERY

         A. DELIVERY PERIOD. Learjet may tender delivery of the Airplane anytime within the Delivery Period; provided, however, that in the event (1) Buyer fails to specify the Options by the Option Date; (2) Buyer selects, with the approval of Learjet, additional or alternative avionics, other equipment, interior or exterior installations or furnishings or other changes in the Airplane after the Option Date ("Additional Options"); (3) installation of any of the Options and/or Additional Options affects Learjet's ability to timely deliver the Airplane; (4) delivery is delayed due to causes beyond Learjet's control; or (5) defects are noted during the inspection and acceptance flight provided for under Section V.A. hereof, then the Delivery Period shall be extended for the period of time reasonably necessary, under the circumstances, to permit Learjet to deliver the Airplane. If delivery of the Airplane can be made prior to the Anticipated Delivery Date, and Learjet elects to make such prior delivery, then Learjet agrees to give Buyer at least ten (10) days prior written notice of the date upon which delivery will be made.

         B. PLACE OF DELIVERY. Delivery of the Airplane to Buyer shall be F.A.F. Windsor Locks, Connecticut or Wichita, Kansas, at Buyer's option, at Learjet's expense, unless a different location is agreed upon in writing by Buyer and Learjet.

                        SECTION V. LEARJET'S OBLIGATIONS

         A. DELIVERY AND ACCEPTANCE. Learjet will notify Buyer when the Airplane is ready for delivery and permit Buyer to inspect the Airplane and participate in an acceptance flight of not more than two (2) hours duration which shall be controlled by Learjet. If no defects are noted during the inspection and acceptance flight, Buyer shall accept and pay for the Airplane on the Delivery Date. If any defects are noted during such inspection and acceptance flight, Learjet shall correct the same within a reasonable time and, if necessary, and as provided in Section VI.C. hereof, the Delivery Period shall be extended to permit Learjet to correct such defects. ALL EXPENSES FOR THE ACCEPTANCE AND DELIVERY FLIGHTS SHALL BE AT LEARJET'S EXPENSE. ALL AIRPLANE SYSTEMS WILL BE FULLY OPERATIONAL, ALL AIRWORTHINESS DIRECTIVES AND ALL MANDATORY AND RECOMMENDED MANUFACTURER'S SERVICE BULLETINS MUST BE FULLY COMPLIED WITH, AND MAINTENANCE CHAPTER 5 ITEMS WILL BE COMPLIED WITH.

         B. TRANSFER OF TITLE. At the time of delivery, Learjet shall transfer, or cause to be transferred, title to the Airplane to Buyer, free and clear of all liens and encumbrances, by means of a Bill of Sale duly prepared and executed on the appropriate U. S. Federal Aviation Administration ("FAA") form and Warranty Bill of Sale in the form of Exhibit "D".

         C. CERTIFICATE OF AIRWORTHINESS. At the time of delivery, Learjet shall furnish the Buyer with a Standard Airworthiness Certificate issued by the FAA certifying that, as of the date of issuance, the Airplane has been inspected and found to conform in all respects to the applicable FAA Type Certificate. The airworthiness certificate shall have no restrictions or limitations except for those restrictions or limitations set forth in the Flight Manual and or the Type Certificate.

         D. PUBLICATIONS. Learjet shall furnish the Buyer with one copy each of the applicable Flight Manual, Maintenance Manual, Parts Catalog, and Wiring Manual and, for a period of one (1) year after delivery of the Airplane, Learjet shall furnish to the Buyer, without charge, any revisions to such publications.

         E. TRAINING. The price of the Airplane includes, and Learjet shall make available to Buyer, ground school, simulator, flight training, and type rating check ride for THREE (3) qualified pilots in accordance with the terms of the Crew Training Agreement set forth in the Specification.

                        SECTION VI. BUYER'S OBLIGATIONS

         A. PAYMENTS. Buyer agrees to make all deposits and payments required to be made pursuant to Section II. hereof as and when the same are due. Late payments shall be subject to interest charges from the date due until paid a rate equal to the PRIME RATE as reported from time to time by the Wall Street Journal.

         B. SPECIFICATION OF OPTIONS AND CHANGES. Buyer agrees to specify the Options on or before the Option Date in accordance with Section I. hereof. Any Additional Options requested by Buyer after the Option Date shall be subject to Learjet's approval. Buyer understands and agrees that such changes may result in additional charges and/or delays in the Delivery Date.

         C. INSPECTION. Within three (3) business days after Learjet notifies Buyer that the Airplane is ready for delivery, Buyer agrees to inspect the Airplane, and if the Airplane meets the Specification and the terms of this Airplane Purchase Agreement to accept and pay for the Airplane on the Delivery Date. If Buyer has not accepted the Airplane within seven business (7) days after the date Learjet notifies Buyer that the Airplane is ready for delivery, then Buyer agrees to immediately notify Learjet, in writing, of the reasons for Buyer's failure to accept the Airplane. The unpaid balance of the Purchase Price shall be subject to interest charges from the date the Airplane is ready for delivery until paid at the rate described in Paragraph A. of this Section VI; provided, however, that if Buyer's failure to accept and pay for the Airplane is due to the fact that the Airplane does not meet the Specification, then no interest shall accrue unless and until such time as the Airplane meets the Specification and is tendered for delivery by Learjet and Buyer refuses acceptance.

         If for any reason the Airplane tendered for delivery by Learjet does not meet the Specification, and Buyer refuses to accept delivery thereof, Buyer agrees to specify, in writing, the basis of Buyer's refusal to accept delivery and to give Learjet a reasonable opportunity or opportunities to cure any defect and thereafter, deliver the Airplane to Buyer. If defects in the Airplane are discovered by Buyer subsequent to delivery, Buyer agrees to immediately notify Learjet, in writing, of such defects and further agrees to provide Learjet a reasonable opportunity or opportunities to cure the same in accordance with the terms of the Learjet Airplane Warranty Policy set forth in the Specification.

         D. TAXES. At the time of delivery of the Airplane, Buyer shall remit to Learjet (or furnish satisfactory evidence of direct payment by Buyer), in addition to any other amounts due Learjet hereunder, (1) any and all federal, state, or local sales or other taxes

                                                                      LEARJET 45
                          AIRPLANE PURCHASE AGREEMENT

applicable to the sale and delivery of the Airplane, (2) any and all import duties, import taxes, or other import charges levied by other than the United States Government. Buyer hereby agrees to indemnify and hold Learjet harmless from and against any and all applicable sales, use or other taxes which, inadvertently or for any other reason, are not collected by Learjet at the time delivery.

                   SECTION VII. GENERAL TERMS AND CONDITIONS

         A. LOSS, DAMAGE OR DESTRUCTION OF THE AIRPLANE. In the event of loss, damage or destruction of the Airplane prior to delivery, Learjet shall be excused from and not be liable for any delay or failure in the performance of this Agreement. In such event Buyer shall have the right to accept delivery of the next available airplane, as determined by Learjet, or to terminate this Agreement. Buyer shall notify Learjet of its decision within fifteen (15) days from the date of receipt of notice from Learjet of the loss, damage or destruction of the Airplane and the anticipated delivery date and price of the next available Learjet 45 priced as per this agreement. In the event of termination of this Agreement hereunder. Buyer shall be entitled to recover all amounts paid to Learjet on account of the Airplane together with interest thereon at the PRIME RATE as reported from time to time by the Wall Street Journal.

         B. TITLE AND RISK OF LOSS. Title and risk of loss to the Airplane shall pass to Buyer at the time of delivery and upon the execution of an Aircraft Acceptance Certificate in the form of Exhibit "E".

         C. FAILURE OR DELAY IN DELIVERY. Learjet shall not be liable for any failure to deliver or delay in delivery of the Airplane due to causes beyond its control and the Delivery Period shall be extended by a period of time equal to such delay. Such causes include, but are not limited to, acts of God or public enemy, war, civil commotion, insurrection, riot, embargo, fire, explosion, earthquake, lightning, flood, drought, windstorm, tornado, other action of the elements, epidemics, governmental acts, regulations or directives, labor strikes or work stoppages or slowdown, delays in vendor deliveries, failure after due diligence to obtain type approval or airworthiness certification, or any other cause beyond Learjet's control or not attributable to Learjet's negligence.

         D. TERMINATION.

               (1) Learjet may terminate this Agreement immediately at any time prior to delivery of the Airplane by written notice to the Buyer in the event
(a) Buyer makes an assignment for the benefit of creditors, admits an inability to pay its debts as they become due, (b) a receiver or trustee is appointed for Buyer or for substantially all of Buyer's assets and, if appointed without Buyer's consent, such appointment is not discharged or stayed within thirty
(30) days, or (c) proceeding under any law of bankruptcy, insolvency, or reorganization or relief of debtors is instituted by or against Buyer and, if not contested by Buyer, not dismissed or stayed within thirty (30) days.

               (2) Learjet may terminate this Agreement immediately upon written notice to Buyer in the event Buyer (a) fails to make any payment required to be made by Buyer hereunder when due, (b) fails to specify the Options within fifteen (15) days after the Option Date, or (c) fails or refuses to accept delivery of the Airplane within seven (7) days (i) after the date the Airplane is ready for delivery or (ii) after Learjet has cured, within a reasonable time, any defects noted during Buyer's inspection of the Airplane. In the event of termination of this Agreement by Learjet under either subparagraph (1) or subparagraph (2) of this Paragraph D. of Section VII., all of Buyer's right, title and interest in, to and under this Agreement and the Airplane shall be extinguished, and Learjet shall retain all payments therefore made by the Buyer as liquidated damages and not as a penalty and as Learjet's sole and exclusive remedy, and the parties shall thenceforth be released from all further obligations. Such damages may include, but are not limited to, loss of profit on this sale, direct and indirect costs incurred as a result of disruption in production, training expense advances, and selling expenses in effecting resale of the Airplane. The parties agree that the amount of liquidated damages set forth herein is a reasonable forecast of anticipated or actual loss in view of the difficulty of estimating the actual damages.

               (3) Buyer may terminate this Agreement at any time prior to delivery of the Airplane by giving not less than ten (10) days written notice to Learjet in the event Learjet (a) fails to tender delivery of the Airplane within the Delivery Period and such failure is not excused pursuant to Paragraph C. of this Section VII. or (b) Learjet fails for any reason whatsoever to tender delivery of the Airplane within three (3) months after the end of the Delivery Period. In the event of termination of this Agreement by Buyer under subparagraph (3) of this Paragraph D. of Section VII. Learjet shall promptly refund all amounts paid by Buyer on account of the Airplane, together with interest thereon at the PRIME RATE as reported from time to time by the Wall Street Journal, from the date of deposit to the date of refund, which shall be Buyer's sole and exclusive remedy for Learjet's failure to deliver the Airplane as set forth in subparagraph (3) of this Paragraph D. of Section VII.

               (4) Buyer recognizes, understands and agrees that Buyer shall not have the right to terminate this Agreement because of any change or fluctuation in the value of any currency.

          E. ASSIGNMENT. Buyer may until the delivery date of the Airplane and upon 30 days prior written notice to Learjet, assign all of its rights and obligations under this Airplane Purchase Agreement (i) without Learjet's prior written consent, to a subsidiary or to other affiliate owned, or controlled by, or under common control or ownership with, Buyer, or (ii) without Learjet's prior written consent, to a bank or other financial institution as lender or lessor under a lease or financing of the Airplane by Buyer. BUYER GUARANTEES FULL PAYMENT ON AIRCRAFT AT DELIVERY. Learjet reserves the right to assign and transfer its rights under this Agreement to a financing institution for financial and accounting purposes. Buyer agrees to acknowledge its consent thereto by executing and delivering such documents or instruments as Learjet may reasonably request.


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                                                                      LEARJET 45

                          AIRPLANE PURCHASE AGREEMENT

         F. NOTICES. Any notice to be given hereunder shall be sent by certified or registered mail, commercial courier, telegram, or telecopier to the party to which such notice is to be given at the address set forth above or such other address as the party to receive such notice shall designate in writing. Notice so sent shall be deemed to be received upon actual receipt.

         G. ENTIRE AGREEMENT. This Agreement and the matters referred to herein constitute the entire agreement of Learjet and Buyer with respect to the Airplane and supersede and cancel all prior statements, representations, negotiations, understandings, agreements, undertakings, and communications, whether verbal or written, with respect to or in connection with the subject matter hereof. This Agreement may only be amended or changed by a written instrument signed by both parties hereto.

         H. APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         I. ARBITRATION. All disputes arising under this Agreement which cannot be settled amicably between Learjet and Buyer shall be resolved by arbitration conducted in Wichita, Kansas, in accordance with the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding upon both parties.

         J. SEVERABILITY. If any of the terms or provisions of this Agreement are determined or held to be illegal or unenforceable under applicable law, such terms and provisions shall be deemed to be ineffective and severed from the remaining terms and provisions hereof which shall be unimpaired and remain in full force and effect.

         K. ACCEPTANCE IN WICHITA. This Agreement shall become a binding contract upon its acceptance and execution by Learjet at its principal offices in Wichita, Kansas.










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                                                               [BOMBARDIER LOGO]


                                                                BOMBARDIER
                                                                AEROSPACE
                                                                Learjet Inc.


                                  EXHIBIT "B"
                               SPECIAL CONDITIONS


1. Base Price shall be adjusted by the percentage difference in the Consumer Price Index, Wage Earners and Clerical Workers (CPI-W) 1982-1984=100 as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the month of October, 1997 (158.5) and up to and including the scheduled month of delivery.

2. Section II, Paragraph D, of this Airplane Purchase Agreement is amended to read as follows:

          a) Prior to the execution of this Airplane Purchase Agreement Buyer has provided Seller a fully refundable deposit of $500,000.

          b) The balance of the Purchase Price in the amount of $6,962,100, plus applicable taxes and other charges, shall be paid by cashier's check drawn on a U.S. bank or wire transfer at the time of delivery of the Airplane.

3. The Airplane will be delivered to Buyer, or its assigns, between April 1, 1999 and September 30, 1999 (the "Delivery Period"). On or before October 21, 1998, Seller shall identify the serial number of the Airplane and its scheduled date of delivery to Buyer (the "Anticipated Delivery Date"). In the event that the Airplane is not so identified by such date, the $500,000 Deposit shall be promptly returned to Buyer. The Buyer may, at its option, on or before October 21, 1998, determine to accept delivery of Learjet 45 Serial Number 119 (currently scheduled for delivery in May 2000), which for purposes of this Airplane Purchase Agreement, shall then become the Airplane.

4. Should an earlier delivery position for a Learjet 45 become available, Buyer will be notified with pertinent information as it relates to block changes and the improvements on or round that serial number by Learjet and may transfer the Airplane Purchase Agreement one time to such earlier delivery position within 48 hours after such notification from Learjet.

5. On the date of delivery, the Flight Management system of the Airplane shall be equipped with the latest software then available.



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                                                             Buyer's Initial ___
                                                           Learjet's Initial ___

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                                                               [BOMBARDIER LOGO]


                                                                BOMBARDIER
                                                                AEROSPACE
                                                                Learjet Inc.


                                  EXHIBIT "B"
                               SPECIAL CONDITIONS


6. Without additional charge, Learjet shall furnish Buyer a two year subscription to LASER.

7. Warranty Labor includes labor access to remove and install aircraft parts during the warranty period.

8. Learjet will ensure that AlliedSignal will provide to the Buyer 400 flight hours of free MSP (Maintenance Service Plan) or the reduced rate, if the Buyer chooses to enroll for a five year term.

9. The Airplane shall have no more than 25 hours of flight time and all calendar limited components shall be fresh within 30 days of delivery.

10. Learjet agrees that Buyer shall have the option to trade-in Learjet 45-TBD on a new, greater value Bombardier Business aircraft provided that the Buyer's new aircraft delivers within the following years of operation on said trade-in:

          - Three (3) years, credit 85% of the purchase price of the aircraft and not-to-exceed 1,200 hours

          - Four (4) years, credit 80% of the purchase price of the aircraft and not-to-exceed 1,600 hours

          - Five (5) years, credit 75% of the purchase price of the aircraft and to not-to-exceed 2,000 hours








                                                             Buyer's Initial ___
                                                           Learjet's Initial ___



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